Calculation of Filing Fee Tables
S-3
SkyWater Technology, Inc
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Debt	Debt Securities	457(o)
		Equity	Common Stock, $0.01 par value	457(o)
		Equity	Preferred Stock, $0.01 par value	457(o)
		Other	Depositary Shares	457(o)
		Other	Warrants	457(o)
		Other	Subscription Rights	457(o)
		Other	Purchase Contracts	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 350,000,000.00	0.0001381	$ 48,335.00
Fees to be Paid	2	Equity	Common Stock, $0.01 par value	Other	6,800,000	$ 17.18	$ 116,824,000.00	0.0001381	$ 16,133.39
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 466,824,000.00		$ 64,468.39
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 64,468.39
Offering Note
[1]	(A) Represents securities that may be offered and sold from time to time in one or more offerings by SkyWater Technology, Inc. (the "Registrant"). (B) There are being registered hereunder an indeterminate number or amount, as the case may be, of the securities of each identified class as may from time to time be offered and sold at indeterminate prices, which together shall have a maximum aggregate offering price not to exceed $350,000,000.00. Any securities registered hereunder may be sold separately or in combination with the other securities registered hereunder. The securities registered also include an indeterminate number or amount, as the case may be, of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder. (C) Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and shares of preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. (D) The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3. (E) Calculated pursuant to Rule 457(o), based on the proposed Maximum Aggregate Offering Price.

[2]	(A) Represents common stock that may be offered and sold from time to time in one or more offerings by the selling stockholders to be identified in a prospectus supplement, in a post-effective amendment of the registration statement or in filings the Registrant makes with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. (B) Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee. The maximum price per Security and the maximum aggregate offering price are based on the average of the $18.28 (high) and $16.07 (low) sale price of the Registrant's common stock as reported on the Nasdaq Capital Market on September 26, 2025, which date is within five business days prior to filing this Registration Statement. (C) Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A